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                                                                   EXHIBIT 10.24

                             LIABILITIES UNDERTAKING

         THIS LIABILITIES UNDERTAKING dated April ___, 1998, by VENTURI TECHNOLOGY ENTERPRISES, INC., a Nevada corporation (hereinafter called the "Purchaser"), and Reed Thomas Buley, doing business as a sole proprietorship under the name Complete Carpet Service, with its principal office at 2526 Manana, Suite 203-B, and his wife Lana Beth Buley (collectively referred to as "Seller").

                              W I T N E S S E T H:

         WHEREAS, pursuant to an Agreement of Purchase and Sale of Assets dated April ___, 1998, among Purchaser and Seller (the "Agreement"), Seller has concurrently herewith sold, assigned, transferred, conveyed and delivered to Purchaser substantially all of the business, assets, properties, goodwill and rights of Seller as a going concern (the "Seller's Assets"); and

         WHEREAS, in partial consideration therefor, the Agreement requires Purchaser to execute and deliver to Seller this Undertaking;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which by Purchaser is hereby acknowledged, Purchaser hereby agrees as follows:

1. Purchaser hereby undertakes, assumes and agrees, subject to the limitations contained herein, to perform, pay or discharge the following:

                  (a) only those unpaid debts and liabilities of Seller existing at the Closing that are specifically set forth on Schedule "A" attached hereto;

                  (b) only those unperformed and unfulfilled obligations which are required to be performed and fulfilled by Seller under the terms of executory written contracts, agreements, leases, licenses, commitments and undertakings that are listed in Schedule "B" attached hereto.

         2. Notwithstanding anything to the contrary contained above, the debts, liabilities and obligations assumed by Purchaser under Paragraph 1 hereof shall not include any:

                  (a) legal, accounting, brokerage, finder's fee, taxes or other expenses incurred by Seller in connection with the Agreement or the consummation of the transactions contemplated; or

                  (b) federal, state or local income, franchise, excise, sales, use, property, payroll or similar taxes imposed on Seller except to the extent that (i) such taxes constitute debts or liabilities of Seller which would be assumed by Purchaser under the Provisions of paragraph 1(a) above, (ii) Purchaser gets the benefits of all deposits, escrow accounts or other payments made or collected by such Seller on account of or
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         with respect to such tax liabilities; and (iii) the Seller complies with each of the following conditions:

                           (A) The Seller shall afford Purchaser the right, at
                  its option, to assume the entire control of the preparation and filing of all tax returns with respect thereto, and the Seller shall keep Purchaser fully advised as to any and all investigations, audits or other proceedings or communications by any taxing agent or authority which may affect the amount of the tax liabilities being assumed hereunder; and

                           (B) The Seller shall afford Purchaser the right, at
                  its option, to assume the entire control of any such audit or other proceeding insofar as it may relate to the liabilities of the Seller assumed hereunder, including the defense, compromise or settlement thereof, and in connection therewith the Seller shall cooperate fully and make available to Purchaser all information under its control relating thereto which Purchaser may reasonably request and shall execute and deliver to Purchaser such powers-of-attorney or other documents which Purchaser may reasonably deem necessary or desirable to effectuate the foregoing.

                  (c) liabilities or obligations of Seller resulting or arising from claims for personal injury or property damage or out of any breach of any nonperformance by Seller of any contract, commitment or obligation imposed by law or otherwise, except to the extent covered by insurance proceeds payable to or on behalf of Purchaser; or

                  (d) debts, liabilities or obligations arising under any contract which has not been assigned to Purchaser so that Purchaser will enjoy the full benefits thereunder or which is listed in any Schedule to the Agreement and specifically designated thereon as "Not Assumed"; or

                  (e) debts, liabilities or obligations of Seller, direct or indirect, fixed, contingent or otherwise, which exist at or as of the date of the Closing or which arise after the Closing but which are based upon or arise from any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the date of the Closing, whether or not then known, due or payable, except to the extent specifically set forth on Schedule "A" or Schedule "B" attached hereto in connection with the purchase of goods or services in the ordinary course of Seller's business and in conformity with the representations, warranties and covenants contained in the Agreement; or

                  (f) accounts payable incurred by Seller that are more than sixty (60) days past due as of the date of the Closing.


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         3. Nothing contained herein shall require Purchaser to pay or discharge any debts or obligations expressly assumed hereby so long as Purchaser shall in good faith contest or cause to be contested the amount or validity thereof.

         4. Other than as specifically stated above or in the Agreement, Purchaser assumes no debt, liability or obligation of Seller by this Undertaking, and it is expressly understood and agreed that all debts, liabilities and obligations not assumed hereunder by Purchaser shall remain the sole obligation of Seller, successors and assigns, and no person, firm or corporation other than Seller shall have any rights under this Undertaking or the provisions herein.

                              VENTURI TECHNOLOGY ENTERPRISES,
                              INC., a Nevada corporation

                              By:_______________________________________________
                                 Its:


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                                  SCHEDULE "A"

                   Debts and Liabilities Assumed by Purchaser
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                                  SCHEDULE "B"

          Unperformed and Unfulfilled Obligations Assumed by Purchaser